Visa Reports Fiscal Third Quarter 2024 Results
San Francisco, CA, July 23, 2024 – Visa (NYSE: V)
•GAAP net income of $4.9B or $2.40 per share and non-GAAP net income of $4.9B or $2.42 per share
•Net revenue of $8.9B, an increase of 10% on a nominal and constant-dollar basis
•Growth in payments volume, cross-border volume and processed transactions remained relatively stable
•Share repurchases and dividends of $5.8B

Income Statement Summary
In billions, except percentages and per share data. % change is calculated over the comparable prior-year period.	Q3 2024		Ryan McInerney, Chief Executive Officer, Visa, commented on the results:
	USD	% Change
Net Revenue	$8.9	10%
GAAP Net Income	$4.9	17%

"Visa delivered strong results in the third quarter, with net revenue growth of 10%, GAAP EPS growth of 20% and non-GAAP EPS growth of 12%. Our key business drivers were relatively stable, with payments volume up 7%, cross-border volume up 14% and processed transactions up 10%. During the quarter, we expanded our partnerships with many clients around the world and announced several new innovations that will help drive the future of commerce."

GAAP Earnings Per Share	$2.40	20%
Non-GAAP Net Income(1)	$4.9	9%
Non-GAAP Earnings Per Share(1)	$2.42	12%
(1) Refer to Non-GAAP Financial Measures for further details and a reconciliation of the GAAP to non-GAAP measures presented.

Key Business Drivers
YoY increase / (decrease), volume in constant dollars	Q3 2024
Payments Volume	7%
Cross-Border Volume Excluding Intra-Europe(2)	14%
Cross-Border Volume Total	14%
Processed Transactions	10%
(2) Cross-border volume excluding transactions within Europe.

Fiscal Third Quarter 2024 — Financial Highlights

GAAP net income in the fiscal third quarter was $4.9 billion or $2.40 per share, an increase of 17% and 20%, respectively, over prior year’s results. Current year's results included special items of $118 million related to the release of the indirect tax reserve previously recognized in fiscal 2021, $67 million related to the donation of investment securities to Visa Foundation, and $10 million for a litigation provision associated with the interchange multidistrict litigation ("MDL") case. Current year's results also included $22 million of net losses from equity investments and $76 million from the amortization of acquired intangible assets and acquisition-related costs. Prior year’s results included a special item of $456 million for the MDL, $85 million of net gains from equity investments and $65 million from the amortization of acquired intangible assets and acquisition-related costs. Excluding these items and related tax impacts, non-GAAP net income for the quarter was $4.9 billion or $2.42 per share, increases of 9% and 12%, respectively, over prior year’s results (refer to Non-GAAP Financial Measures for further details). GAAP earnings per share growth was approximately 22% on a constant-dollar basis, which excludes the impact of foreign currency fluctuations against the U.S. dollar. Non-GAAP earnings per share growth was approximately 13% on a constant-dollar basis. All references to earnings per share assume fully diluted class A share count.

Net revenue in the fiscal third quarter was $8.9 billion, an increase of 10%, driven by the year-over-year growth in payments volume, cross-border volume and processed transactions. Net revenue increased 10% on a constant-dollar basis.

Payments volume for the three months ended March 31, 2024, on which fiscal third quarter service revenue is recognized, increased 8% over the prior year on a constant-dollar basis.

Payments volume for the three months ended June 30, 2024 increased 7% over the prior year on a constant-dollar basis.

Cross-border volume excluding transactions within Europe, which drives our international transaction revenue, increased 14% on a constant-dollar basis for the three months ended June 30, 2024. Total cross-border volume on a constant-dollar basis increased 14% in the quarter.

Total processed transactions, which represent transactions processed by Visa, for the three months ended June 30, 2024, were 59.3 billion, a 10% increase over the prior year.

Fiscal third quarter service revenue was $4.0 billion, an increase of 8% over the prior year, and is recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenue rose 9% over the prior year to $4.5 billion. International transaction revenue grew 9% over the prior year to $3.2 billion. Other revenue of $780 million rose 31% over the prior year. Client incentives were $3.5 billion, up 11% over the prior year.

GAAP operating expenses were $3.0 billion for the fiscal third quarter, a 4% decrease over the prior year's results, primarily driven by a decrease in the litigation provision. GAAP operating expenses included the special items as well as the amortization of acquired intangible assets and acquisition-related costs in the current and prior year. Excluding these operating expense items, non-GAAP operating expenses increased 14% over the prior year, primarily driven by increases in general and administrative, personnel and marketing expenses.

GAAP non-operating income was $51 million for the fiscal third quarter, including $22 million of net equity investment losses. Excluding this item, non-GAAP non-operating income was $73 million.

GAAP effective income tax rate was 18.6% for the quarter ended June 30, 2024. Excluding the related tax impacts from the non-GAAP items noted above, the non-GAAP effective income tax rate was 18.8% for the quarter ended June 30, 2024.

Cash, cash equivalents and investment securities were $19.7 billion at June 30, 2024.

The weighted-average number of diluted shares of class A common stock outstanding was 2.03 billion for the quarter ended June 30, 2024.

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Other Notable Items

On May 8, 2024, Visa settled its previously announced exchange offer for class B-1 common stock. The exchange offer allowed each participating holder of class B-1 common stock to exchange their shares of class B-1 common stock for a combination of Visa's class B-2 common stock, Visa's class C common stock and, where applicable, cash in lieu of fractional shares.

On June 25, 2024, the Eastern District of New York court denied the previously filed motion for preliminary approval of the interchange multidistrict litigation injunctive relief class settlement.

At the closing of the acquisition of Visa Europe in June 2016, Visa issued convertible participating preferred stock to cover certain expenses incurred by Visa in defending and resolving multilateral interchange fee-related claims asserted in the UK and Europe. Visa is required to undertake periodic release assessments to determine if value should be released from the series B and C preferred stock. The third release assessment occurred on June 21, 2024, the eighth anniversary of the Visa Europe acquisition. Visa released approximately $2.7 billion of the as-converted value from its series B and C preferred stock and issued series A preferred stock, effective July 19, 2024. This did not affect the fully diluted share count.

During the three months ended June 30, 2024, Visa repurchased 17.2 million shares of class A common stock at an average cost of $276.75 per share for $4.8 billion. The Company had $18.9 billion of remaining authorized funds for share repurchases as of June 30, 2024.

On July 23, 2024, the board of directors declared a quarterly cash dividend of $0.520 per share of class A common stock (determined in the case of all other outstanding common and preferred stock on an as-converted basis) payable on September 3, 2024, to all holders of record as of August 9, 2024.

Financial Outlook

The earnings presentation contains the financial outlook for fiscal fourth quarter and fiscal full-year 2024. The presentation and other related materials are available on Visa’s Investor Relations website at investor.visa.com.

Fiscal Third Quarter 2024 Earnings Results Call Details

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information and operational performance data, is available on the Visa Investor Relations website at investor.visa.com.

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Forward-Looking Statements

Our earnings release and related materials contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth, anticipated timing and benefits of our acquisitions, and financial outlook. Forward-looking statements generally are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.
Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:
•impact of complex and evolving global regulations;
•increased oversight and regulation of the global payments industry and our business;
•impact of government-imposed obligations and/or restrictions on international payment systems;
•impact of laws and regulations regarding the handling of personal data and information;
•outcome of tax, litigation and governmental investigation matters, or changes in tax laws;
•increasingly intense competition in the payments industry, including competition for our clients and merchants;
•continued efforts to lower acceptance costs and challenge industry practices;
•our ability to maintain relationships with our clients, acquirers, processors, merchants, payments facilitators, ecommerce platforms, fintechs and other third parties;
•brand or reputational damage;
•impact of global economic, political, market, health and social events or conditions, including conflicts and wars;
•our aspirations to address corporate responsibility and sustainability matters and considerations;
•exposure to loss or illiquidity due to settlement guarantees;
•proliferation and continuous evolution of new technologies and business models in the payments industry;
•a disruption, failure, breach or cyber-attack of our networks or systems;
•risks, uncertainties and the failure to achieve the anticipated benefits with respect to our acquisitions, joint ventures and other strategic investments;
•the conversions of our class C common stock issued in the class B-1 exchange offer or our outstanding series A, B and C preferred stock into shares of class A common stock would result in voting dilution to, and could impact the market price of, our existing class A common stock; and
•other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2023, and any subsequent reports on Forms 10-Q and 8-K.
Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

About Visa

Visa (NYSE: V) is a world leader in digital payments, facilitating transactions between consumers, merchants, financial institutions and government entities across more than 200 countries and territories. Our mission is to connect the world through the most innovative, convenient, reliable and secure payments network, enabling individuals, businesses and economies to thrive. We believe that economies that include everyone everywhere, uplift everyone everywhere and see access as foundational to the future of money movement. Learn more at Visa.com.

Contacts	Investor Relations Jennifer Como, 650-432-7644 InvestorRelations@visa.com	Media Relations Fletcher Cook, 650-432-2990 Press@visa.com

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Fiscal Third Quarter 2024 — Financial Summary

INCOME STATEMENT SUMMARY

	Three Months Ended June 30, 2024	YoY Change
	(in millions, except percentages and per share data)
GAAP
Revenue
Service revenue	$3,967	8%
Data processing revenue	4,489	9%
International transaction revenue	3,194	9%
Other revenue	780	31%
Client incentives	(3,530)	11%
Net revenue	$8,900	10%

Total operating expenses	2,962	(4%)
Non-operating income (expense)	51	(58%)
Effective income tax rate	18.6%	(1 ppt)
Net income	$4,872	17%

Earnings per share	$2.40	20%

Non-GAAP(1)
Total operating expenses	$2,927	14%
Non-operating income (expense)	73	96%
Effective income tax rate	18.8%	(1 ppt)
Net income	$4,909	9%

Earnings per share	$2.42	12%

(1) Refer to Non-GAAP Financial Measures for further details.
NM - Not Meaningful

KEY BUSINESS DRIVERS

	YoY Change

	Constant	Nominal
Payments volume	7%	5%
Cross-border volume excluding intra-Europe(2)	14%	12%
Cross-border volume total	14%	12%
Processed transactions	10%	10%

(2) Cross-border volume excluding transactions within Europe.

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Visa Consolidated Balance Sheets (unaudited)

	June 30, 2024	September 30, 2023
	(in millions, except per share data)
Assets
Cash and cash equivalents	$12,947	$16,286
Restricted cash equivalents—U.S. litigation escrow	1,596	1,764
Investment securities	3,697	3,842
Settlement receivable	2,128	2,183
Accounts receivable	2,521	2,291
Customer collateral	3,472	3,005
Current portion of client incentives	1,821	1,577
Prepaid expenses and other current assets	2,857	2,584
Total current assets	31,039	33,532
Investment securities	3,037	1,921
Client incentives	4,133	3,789
Property, equipment and technology, net	3,766	3,425
Goodwill	18,816	17,997
Intangible assets, net	26,243	26,104
Other assets	4,006	3,731
Total assets	$91,040	$90,499
Liabilities
Accounts payable	$331	$375
Settlement payable	2,576	3,269
Customer collateral	3,472	3,005
Accrued compensation and benefits	1,251	1,506
Client incentives	8,562	8,177
Accrued liabilities	4,732	5,015
Accrued litigation	1,688	1,751
Total current liabilities	22,612	23,098
Long-term debt	20,602	20,463
Deferred tax liabilities	5,119	5,114
Other liabilities	2,978	3,091
Total liabilities	51,311	51,766
Equity
Preferred stock, $0.0001 par value, 5 shares issued and outstanding as of June 30, 2024 and September 30, 2023	1,425	1,698
Common stock, $0.0001 par value:
Class A common stock, 1,678 and 1,594 shares issued and outstanding as of June 30, 2024 and September 30, 2023, respectively	—	—
Class B-1 and B-2 total common stock, 125 and 245 shares issued and outstanding as of June 30, 2024 and September 30, 2023, respectively	—	—
Class C common stock, 27 and 10 shares issued and outstanding as of June 30, 2024 and September 30, 2023, respectively	—	—
Right to recover for covered losses	(46)	(140)
Additional paid-in capital	20,832	20,452
Accumulated income	18,578	18,040
Accumulated other comprehensive income (loss):
Investment securities	(19)	(64)
Defined benefit pension and other postretirement plans	(145)	(155)
Derivative instruments	(120)	(177)
Foreign currency translation adjustments	(776)	(921)
Total accumulated other comprehensive income (loss)	(1,060)	(1,317)

Total equity	39,729	38,733

Total liabilities and equity	$91,040	$90,499

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Visa Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023
	(in millions, except per share data)
Net revenue	$8,900	$8,123	$26,309	$24,044

Operating Expenses
Personnel	1,573	1,481	4,655	4,333
Marketing	378	297	1,009	938
Network and processing	200	182	570	539
Professional fees	152	133	443	372
Depreciation and amortization	264	235	760	696
General and administrative	382	314	1,174	918
Litigation provision	13	457	452	798
Total operating expenses	2,962	3,099	9,063	8,594

Operating income	5,938	5,024	17,246	15,450

Non-operating Income (Expense)
Interest expense	(196)	(182)	(465)	(461)
Investment income (expense) and other	247	304	763	412
Total non-operating income (expense)	51	122	298	(49)

Income before income taxes	5,989	5,146	17,544	15,401
Income tax provision	1,117	990	3,119	2,809
Net income	$4,872	$4,156	$14,425	$12,592

Basic Earnings Per Share
Class A common stock	$2.40	$2.00	$7.09	$6.03
Class B-1 common stock	$3.82	$3.20	$11.25	$9.65
Class B-2 common stock(1)	$3.82	$—	$11.25	$—
Class C common stock	$9.62	$8.00	$28.35	$24.10

Basic Weighted-average Shares Outstanding
Class A common stock	1,610	1,614	1,591	1,623
Class B-1 common stock	97	245	196	245
Class B-2 common stock(1)	74	—	25	—
Class C common stock	29	10	16	10

Diluted Earnings Per Share
Class A common stock	$2.40	$2.00	$7.08	$6.02
Class B-1 common stock	$3.81	$3.19	$11.24	$9.64
Class B-2 common stock(1)	$3.81	$—	$11.24	$—
Class C common stock	$9.60	$7.99	$28.31	$24.08

Diluted Weighted-average Shares Outstanding
Class A common stock	2,029	2,080	2,038	2,092
Class B-1 common stock	97	245	196	245
Class B-2 common stock(1)	74	—	25	—
Class C common stock	29	10	16	10

(1) No shares of class B-2 common stock were outstanding prior to the class B-1 common stock exchange offer.

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Visa Consolidated Statements of Cash Flows (unaudited)

	Nine Months Ended June 30,
	2024	2023
	(in millions)
Operating Activities
Net income	$14,425	$12,592
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Client incentives	10,135	8,858
Share-based compensation	662	591
Depreciation and amortization	760	696
Deferred income taxes	(99)	(253)
VE territory covered losses incurred	(81)	(21)
(Gains) losses on equity investments, net	48	111
Other	122	(7)
Change in operating assets and liabilities:
Settlement receivable	92	(373)
Accounts receivable	(214)	(228)
Client incentives	(10,317)	(8,188)
Other assets	(173)	(66)
Accounts payable	(27)	(51)
Settlement payable	(765)	114
Accrued and other liabilities	(1,216)	(34)
Accrued litigation	(66)	87
Net cash provided by (used in) operating activities	13,286	13,828

Investing Activities
Purchases of property, equipment and technology	(948)	(754)
Investment securities:
Purchases	(4,443)	(2,817)
Proceeds from maturities and sales	3,866	2,410
Acquisitions, net of cash and restricted cash acquired	(915)	—
Purchases of other investments	(19)	(81)
Settlement of derivative instruments	—	402
Other investing activities	(51)	22
Net cash provided by (used in) investing activities	(2,510)	(818)

Financing Activities
Repurchases of class A common stock	(10,865)	(8,350)
Repayments of debt	—	(2,250)
Dividends paid	(3,176)	(2,823)
Proceeds from issuance of class A common stock under equity plans	267	189
Restricted stock and performance-based shares settled in cash for taxes	(189)	(125)
Other financing activities	399	167
Net cash provided by (used in) financing activities	(13,564)	(13,192)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	74	844
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(2,714)	662

Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	21,990	20,377
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$19,276	$21,039

Supplemental Disclosure
Cash paid for income taxes, net	$4,699	$3,013
Interest payments on debt	$534	$568
Accruals related to purchases of property, equipment and technology	$30	$87

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Visa Quarterly Results of Operations (unaudited)

	Fiscal 2024 Quarter Ended			Fiscal 2023 Quarter Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
	(in millions)
Net revenue	$8,900	$8,775	$8,634	$8,609	$8,123

Operating Expenses
Personnel	1,573	1,603	1,479	1,498	1,481
Marketing	378	338	293	403	297
Network and processing	200	189	181	197	182
Professional fees	152	160	131	173	133
Depreciation and amortization	264	249	247	247	235
General and administrative	382	452	340	412	314
Litigation provision	13	430	9	129	457
Total operating expenses	2,962	3,421	2,680	3,059	3,099

Operating income	5,938	5,354	5,954	5,550	5,024

Non-operating Income (Expense)
Interest expense	(196)	(82)	(187)	(183)	(182)
Investment income (expense) and other	247	241	275	269	304
Total non-operating income (expense)	51	159	88	86	122

Income before income taxes	5,989	5,513	6,042	5,636	5,146
Income tax provision	1,117	850	1,152	955	990
Net income	$4,872	$4,663	$4,890	$4,681	$4,156

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Visa Non-GAAP Financial Measures (unaudited)

We use non-GAAP financial measures of our performance which exclude certain items which we believe are not representative of our continuing operations, as they may be non-recurring or have no cash impact, and may distort our longer-term operating trends. Constant-dollar financial measures are calculated by using a fixed current year U.S. dollar/foreign currency exchange rate for each local currency for the current and prior year periods, which eliminates the impact of foreign currency transactions in measuring financial performance. We consider non-GAAP measures useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance. Non-GAAP financial measures should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with GAAP.

We exclude the following from our GAAP financial results to arrive at our non-GAAP financial results:

•Gains and losses on equity investments. Gains and losses on equity investments include periodic non-cash fair value adjustments and gains and losses upon sale of an investment. These long-term investments are strategic in nature and are primarily private company investments. Gains and losses associated with these investments are tied to the performance of the companies that we invest in and therefore do not correlate to the underlying performance of our business.

•Amortization of acquired intangible assets. Amortization of acquired intangible assets consists of amortization of intangible assets such as technology, customer relationships and trade names acquired in connection with business combinations executed beginning in fiscal 2019. Amortization charges for our acquired intangible assets are non-cash and are significantly affected by the timing, frequency and size of our acquisitions, rather than our core operations. As such, we have excluded this amount to facilitate an evaluation of our current operating performance and comparison to our past operating performance.

•Acquisition-related costs. Acquisition-related costs consist primarily of one-time transaction and integration costs associated with our business combinations. These costs include professional fees, technology integration fees, restructuring activities and other direct costs related to the purchase and integration of acquired entities. These costs also include retention equity and deferred compensation when they are agreed upon as part of the purchase price of the transaction but are required to be recognized as expense post-combination. We have excluded these amounts as the expenses are recognized for a limited duration and do not reflect the underlying performance of our business.

•Litigation provision. Litigation provision includes significant accruals related to certain legal matters that are not covered by the U.S. retrospective responsibility plan or the Europe retrospective responsibility plan (uncovered legal matters) and additional accruals associated with the interchange multidistrict litigation which are covered by the U.S. retrospective responsibility plan (U.S. covered litigation). Litigation provision associated with these matters can vary significantly based on the facts and circumstances related to each matter and do not correlate to the underlying performance of our business. During the three and nine months ended June 30, 2024 and 2023, we have excluded these amounts to facilitate a comparison to our past operating performance.

•Lease consolidation costs. During the nine months ended June 30, 2024, we recorded a charge within general and administrative expense associated with the consolidation of certain leased office spaces. We have excluded these amounts as they do not reflect the underlying performance of our business.

•Indirect taxes. During the three and nine months ended June 30, 2024, as a result of the resolution of an audit, we recognized a benefit within general and administrative expense related to the release of the reserve previously recognized in fiscal 2021. This one-time benefit is not representative of our ongoing operations.

•Charitable contribution. During the three and nine months ended June 30, 2024, we donated investment securities to the Visa Foundation and recognized a non-cash general and administrative expense. We have excluded this amount as it does not reflect the underlying performance of our business.

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Visa Non-GAAP Financial Measures (unaudited) - continued

Non-GAAP operating expenses, non-operating income (expense), income tax provision, effective income tax rate, net income and diluted earnings per share should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP. The following tables reconcile our as-reported financial measures, calculated in accordance with U.S. GAAP, to our respective non-GAAP financial measures:

	Three Months Ended June 30, 2024
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
As reported	$2,962	$51	$1,117	18.6%	$4,872	$2.40
(Gains) losses on equity investments, net	—	22	5		17	0.01
Amortization of acquired intangible assets	(48)	—	13		35	0.02
Acquisition-related costs	(28)	—	3		25	0.01
Litigation provision	(10)	—	2		8	—
Indirect taxes	118	—	(29)		(89)	(0.04)
Charitable contribution	(67)	—	26		41	0.02
Non-GAAP	$2,927	$73	$1,137	18.8%	$4,909	$2.42

	Nine Months Ended June 30, 2024
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
As reported	$9,063	$298	$3,119	17.8%	$14,425	$7.08
(Gains) losses on equity investments, net	—	48	11		37	0.02
Amortization of acquired intangible assets	(131)	—	32		99	0.05
Acquisition-related costs	(75)	—	5		70	0.03
Litigation provision	(434)	—	97		337	0.17
Lease consolidation costs	(57)	—	13		44	0.02
Indirect taxes	118	—	(29)		(89)	(0.04)
Charitable contribution	(67)	—	26		41	0.02
Non-GAAP	$8,417	$346	$3,274	17.9%	$14,964	$7.34

	Three Months Ended June 30, 2023
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
As reported	$3,099	$122	$990	19.2%	$4,156	$2.00
(Gains) losses on equity investments, net	—	(85)	(18)		(67)	(0.03)
Amortization of acquired intangible assets	(41)	—	9		32	0.02
Acquisition-related costs	(24)	—	1		23	0.01
Litigation provision	(456)	—	101		355	0.17
Non-GAAP	$2,578	$37	$1,083	19.4%	$4,499	$2.16

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Visa Non-GAAP Financial Measures (unaudited) - continued

	Nine Months Ended June 30, 2023
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
As reported	$8,594	$(49)	$2,809	18.2%	$12,592	$6.02
(Gains) losses on equity investments, net	—	111	25		86	0.04
Amortization of acquired intangible assets	(130)	—	28		102	0.05
Acquisition-related costs	(69)	—	5		64	0.03
Litigation provision	(797)	—	177		620	0.30
Non-GAAP	$7,598	$62	$3,044	18.4%	$13,464	$6.44

(1)Determined by applying applicable tax rates.
(2)Figures in the table may not recalculate exactly due to rounding. Effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

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